Exhibit 99.1

Cimarex Reports Fourth-Quarter and Full-Year 2015 Results

- 2015 Capex down 53% from 2014 levels

- Full-year Production up 13% to 985 MMcfe per day

DENVER, Feb. 16, 2016 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported a fourth quarter 2015 net loss of $630.5 million, or $6.78 per share. The adjusted fourth quarter net loss was $23.0 million, or $0.25 per share, compared to fourth-quarter 2014 adjusted net income of $76.4 million, or $0.87 per diluted share(1). For the year, Cimarex recorded a net loss of $2.4 billion, or $25.92 per share. The adjusted net loss for the full year was $0.60 per share(1). Adjusted cash flow from operations totaled $744 million in 2015, a 54 percent drop from 2014 levels(1). Revenues in 2015 totaled $1.5 billion, a 40 percent decrease from 2014. The decrease in revenues, earnings and cash flow was the result of substantially lower product prices received. (See table of Average Realized Price by Region below.)

Total company production volumes averaged 986 million cubic feet equivalent (MMcfe) per day in the fourth quarter, up four percent from a year ago. Weather and facilities disruptions negatively impacted fourth quarter production by approximately 30 MMcfe per day. For the full year, Cimarex reported daily production volumes of 985 MMcfe per day, up 13 percent from our 2014 average daily output of 869 MMcfe per day.

Cimarex invested $877 million in exploration and development in 2015. This was down significantly from the amount Cimarex invested in 2014 when E&D capital investment totaled $1.9 billion. Investments made in 2015 were funded with cash flow and cash on hand.

Proved reserves at December 31, 2015 were 2.9 trillion cubic feet equivalent (Tcfe), down seven percent year over year. Cimarex added 429 Bcfe through extensions and discoveries and had 142 Bcfe in net performance revisions. As a result, the company replaced 159 percent of 2015 production (excludes negative price and operating cost revisions of 399 Bcfe and 19 Bcfe, respectively). Proved reserves are 75 percent proved developed. Prices used for 2015 proved reserve reporting for oil, gas and NGLs were down 47 percent, 40 percent and 53 percent, respectively, from 2014. (See table of Proved Reserves below.)

Continued declines in oil and natural gas prices impacted the company's financial results for both the fourth quarter and full year. Realized oil prices averaged $37.32 per barrel in the fourth quarter and $43.38 per barrel for the full year, down 43 percent and 48 percent, versus the respective periods a year ago. In the fourth quarter, natural gas prices averaged $2.20 per Mcf and NGL prices averaged $12.72 per barrel compared to $3.95 and $25.32, respectively, in the fourth quarter of 2014. For the full year, natural gas prices averaged $2.53 per Mcf and NGL prices averaged $13.75 per barrel compared to $4.43 and $33.14, respectively, in 2014. Total debt at December 31, 2015 consisted of $1.5 billion of long-term notes, with $750 million maturing in 2022 and $750 million maturing in 2024. Cimarex had no borrowings under its revolving credit facility and had a cash balance of $779 million. Debt was 35 percent of total capitalization(2).

Operations Update

During 2015, Cimarex participated in the drilling and completion of 219 gross (99 net) wells, 123 of which we operate. Total exploration and development investment was $877 million. Of the total, 55 percent was invested in Permian projects and 45 percent in the Mid-Continent.

At year-end, 49 gross (20 net) wells were drilled and awaiting completion – 37 gross (13 net) in the Mid-Continent and 12 gross (seven net) in the Permian.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Gross wells
Permian Basin	13	54	85	171
Mid-Continent	52	33	134	139
Other	—	—	—	2
	65	87	219	312
Net wells
Permian Basin	8	39	60	117
Mid-Continent	20	14	39	57
Other	—	—	—	1
	28	53	99	175

Permian Basin

Production from the Permian Basin averaged 520 MMcfe per day in the fourth quarter, a 16 percent increase over fourth-quarter 2014 and a decrease of eight percent sequentially. Quarterly oil volumes averaged 38,423 barrels per day, flat year-over-year, and accounted for 44 percent of the region's total production for the quarter.

Cimarex completed and brought on production 13 gross (eight net) Permian Basin wells during the fourth quarter, bringing the total for 2015 to 85 gross (60 net) wells.

One highlight of the 2015 Permian program was the drilling and completion of 19 gross (13 net) New Mexico Bone Spring wells. Average 30-day gross peak production from these wells was 1,404 barrels of oil equivalent (BOE) per day (63 percent oil).

In Culberson County, Texas, Cimarex has completed 27 long lateral Wolfcamp wells to date including 18 in the Wolfcamp D (Lower Wolfcamp) and nine in the Wolfcamp A (Upper Wolfcamp). Of note were two 7,500-foot Upper Wolfcamp laterals completed during the fourth quarter using a larger stimulation. Average 30-day gross peak production from these two wells was 1,879 BOE per day (51 percent oil, 30 percent gas, 19 percent NGL).

Mid-Continent

Cimarex drilled and completed 134 gross (39 net) wells in the Mid-Continent area in 2015. The majority of the activity was in the Cana-Woodford and Meramec shale plays in western Oklahoma. At the end of the fourth quarter, 37 gross (13 net) wells were awaiting completion; 30 gross (10 net) Cana-Woodford wells and seven gross (three net) Meramec wells. Mid-Continent production averaged 461.1 MMcfe per day for the fourth quarter of 2015 and 432.4 MMcfe per day for the full year.

Cimarex completed its second 10,000-foot lateral well in the Meramec formation in the fourth quarter. Initial gross 30-day peak production from the first two long lateral Meramec wells averaged 15.0 MMcfe per day (53 percent gas, 24 percent oil, 23 percent NGL). A third Meramec long lateral is flowing back. In addition, Cimarex now has 17 5,000-foot Meramec wells on production that have an average 30-day initial peak production rate of 8.4 MMcfe per day (33 percent oil, 44 percent gas, 23 percent NGL) with oil yields ranging from 11 bbl/MMcf to 486 bbl/MMcf.

Production by Region

Cimarex's average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Permian Basin
Gas (MMcf)	185.4	142.2	180.8	123.8
Oil (Bbls)	38,423	38,246	43,067	34,390
NGL (Bbls)	17,350	12,444	17,042	11,471
Total Equivalent (MMcfe)	520.0	446.4	541.5	399.0

Mid-Continent
Gas (MMcf)	286.8	314.5	276.2	292.4
Oil (Bbls)	8,490	7,889	7,523	7,348
NGL (Bbls)	20,561	21,044	18,513	19,122
Total Equivalent (MMcfe)	461.1	488.0	432.4	451.2

Total Company
Gas (MMcf)	475.2	464.6	463.0	425.0
Oil (Bbls)	47,133	46,990	51,132	42,846
NGL (Bbls)	37,964	33,830	35,789	31,078
Total Equivalent (MMcfe)	985.7	949.5	984.5	868.6

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Permian Basin
Gas ($ per Mcf)	2.24	3.96	2.55	4.48
Oil ($ per Bbl)	37.64	64.38	43.58	82.44
NGL ($ per Bbl)	10.97	22.23	11.94	30.04

Mid-Continent
Gas ($ per Mcf)	2.16	3.94	2.51	4.42
Oil ($ per Bbl)	35.80	66.91	41.90	88.23
NGL ($ per Bbl)	14.19	27.18	15.41	35.03

Total Company
Gas ($ per Mcf)	2.20	3.95	2.53	4.43
Oil ($ per Bbl)	37.32	64.94	43.38	83.70
NGL ($ per Bbl)	12.72	25.32	13.75	33.14

Other

The following table summarizes the company's current open hedge positions:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Gas:
2016
PEPL Collars (3)
Volume (MMBtu)	910,000	2,730,000	2,760,000	2,760,000	9,160,000
Wtd Avg Floor	$ 2.70	$ 2.32	$ 2.32	$ 2.32	$ 2.35
Wtd Avg Ceiling	$ 2.85	$ 2.75	$ 2.75	$ 2.75	$ 2.76

El Paso Perm Collars (3)
Volume (MMBtu)	1,820,000	3,030,000	2,760,000	2,760,000	10,370,000
Wtd Avg Floor	$ 2.75	$ 2.45	$ 2.42	$ 2.42	$ 2.48
Wtd Avg Ceiling	$ 3.12	$ 2.90	$ 2.87	$ 2.87	$ 2.92

2017
PEPL Collars (3)
Volume (MMBtu)	1,800,000	1,820,000	-	-	3,620,000
Wtd Avg Floor	$ 2.13	$ 2.13	$ -	$ -	$ 2.13
Wtd Avg Ceiling	$ 2.70	$ 2.70	$ -	$ -	$ 2.70

El Paso Perm Collars(3)
Volume (MMBtu)	2,700,000	2,730,000	-	-	5,430,000
Wtd Avg Floor	$ 2.42	$ 2.42	$ -	$ -	$ 2.42
Wtd Avg Ceiling	$ 2.97	$ 2.97	$ -	$ -	$ 2.97

	First	Second	Third	Fourth
Oil:	Quarter	Quarter	Quarter	Quarter	Total

2016
WTI Oil Three-Way Collars (4)
Volume (Bbl)	273,000	273,000	276,000	276,000	1,098,000
Floor sold (put) $	$ 40.00	$ 40.00	$ 40.00	$ 40.00	$ 40.00
Floor purchased (put) $	$ 50.00	$ 50.00	$ 50.00	$ 50.00	$ 50.00
Ceiling sold (call) $	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00

Conference call and webcast

Cimarex will host a conference call tomorrow, February 17, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216). The replay will be available on the Cimarex website or via the Cimarex App.

Investor Presentation

For more details on Cimarex's 2015 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2015, to be filed with the SEC, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for a reconciliation of the related amounts.
(2)	Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $2.8 billion.
(3)	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.
(4)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,			December 31,
	2015		2014	2015		2014
	(in thousands, net of tax, except per share data)

Net income (loss)	$(630,508)		$75,792	$(2,408,948)		$507,204
Impairment of oil and gas properties	613,382		—	2,361,406		—
Mark-to-market (gain) loss on open derivative positions	(5,910)		587	(7,164)		2,440
Gain on sale of midstream assets	—		—	—		(4,276)
Adjusted net income (loss)	$(23,036)		$76,379	$(54,706)		$505,368
Diluted earnings (loss) per share*,**	$(6.78)		$0.86	$(25.92)		$5.78
Adjusted diluted earnings (loss) per share *,**	$(0.25)		$0.87	$(0.60)		$5.76

Diluted shares attributable to common stockholders and participating securities	92,992	**	87,695	92,992	**	87,732
Estimated tax rates utilized	36.5%		37.1%	36.5%		37.1%

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented

**	Participating securities and other dilutive shares are not included in the diluted share computation when a loss exists.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)
Net cash provided by operating activities	$114,954	$347,395	$691,500	$1,619,365
Change in operating assets and liabilities	10,772	(4,935)	52,082	14,847
Adjusted cash flow from operations	$125,726	$342,460	$743,582	$1,634,212

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented

**	Participating securities and other dilutive shares are not included in the diluted share computation when a loss exists.

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PROVED RESERVES

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

December 31, 2014	1,666.7	118,992	125,273	3,132.3
Revisions of previous estimates	(154.3)	(14,632)	(5,667)	(276.2)
Extensions and discoveries	183.1	22,859	18,079	428.7
Purchase of reserves	—	—	—	—
Production	(169.0)	(18,663)	(13,063)	(359.3)
Sale of properties	(9.5)	(758)	(345)	(16.1)
December 31, 2015	1,517.0	107,798	124,277	2,909.4

Proved developed reserves
Year-end 2014	1,264.0	100,050	89,630	2,402.0
Year-end 2015	1,129.5	89,189	87,549	2,189.9

	2015	2014	% Change

Pre-tax PV-10 ($ in millions) *	$2,279.0	$6,389.5	-64%
Standardized Measure ($ in millions)	$1,934.1	$4,352.8	-56%

Average prices used in Standardized Measure
Gas Price per Mcf	$2.59	$4.35	-40%
Oil price per barrel	$50.28	$94.99	-47%
NGL price per barrel	$14.41	$30.89	-53%

*Pre-tax PV-10 is a non-GAAP financial measure.  Pre-tax PV-10 is comparable to the standardized measure, which is the most directly comparable GAAP financial measure.  Pre-tax PV-10 is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2015 and 2014, Cimarex's discounted future income taxes were $344.9 million and $2,036.6 million, respectively.  Cimarex's standardized measure of discounted future net cash flows was $1,934.1 million at year-end 2015 and $4,352.8 million at year-end 2014.  Cimarex believes pre-tax PV-10 is a useful measure for investors for evaluating the relative monetary significance of its oil and natural gas properties. Cimarex further believes investors may utilize its pre-tax PV-10 as a basis for comparison of the relative size and value of its reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. However, pre-tax PV-10 is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.

PROVED RESERVES BY REGION

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

Mid-Continent	1,134.4	29,048	87,639	1,834.6
Permian Basin	378.5	78,482	36,598	1,069.0
Other	4.1	268	40	5.8
	1,517.0	107,798	124,277	2,909.4

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)
Acquisitions:
Proved	$30	$125	$30	$138,508
Unproved	2,400	314	6,666	111,225
Net purchase price adjustments*	350	—	(11,653)	-
	2,780	439	(4,957)	249,733

Exploration and development:
Land and Seismic	14,084	28,349	52,049	176,061
Exploration and development	180,107	421,241	824,903	1,704,961
	194,191	449,590	876,952	1,881,022

Sale proceeds:
Proved	—	(1,038)	(26,045)	(270,766)
Unproved	(2,528)	(38)	(15,231)	(175,341)
	(2,528)	(1,076)	(41,276)	(446,107)

	$194,443	$448,953	$830,719	$1,684,648

*	The net purchase price adjustment amounts in 2015 reflect purchase price adjustments related to an acquisition in second quarter 2014.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

	(in thousands, except per share data)

Revenues:
Oil sales	$161,814	$280,729	$809,664	$1,308,958
Gas sales	96,242	168,791	428,227	687,930
NGL sales	44,411	78,813	179,647	375,941
Gas gathering and other, net	8,812	10,218	35,081	51,347
	311,279	538,551	1,452,619	2,424,176
Costs and expenses:
Impairment of oil and gas properties	965,348	—	3,716,883	—
Depreciation, depletion, amortization and accretion	161,768	219,536	788,044	816,103
Production	77,229	91,994	299,374	342,304
Transportation, processing, and other operating	52,717	50,115	182,362	195,414
Gas gathering and other	9,539	7,700	38,138	35,113
Taxes other than income	17,086	29,339	84,764	128,793
General and administrative	24,283	23,637	74,688	81,160
Stock compensation	4,679	4,126	19,559	15,001
(Gain) loss on derivative instruments, net	(9,278)	(12,722)	(11,246)	(3,762)
Other operating, net	12	82	856	116
	1,303,383	413,807	5,193,422	1,610,242

Operating income (loss)	(992,104)	124,744	(3,740,803)	813,934

Other (income) and expense:
Interest expense	19,811	20,093	80,447	68,617
Amortization of deferred financing costs	1,966	1,127	5,299	4,248
Capitalized interest	(5,502)	(10,055)	(30,589)	(35,925)
Other, net	(3,762)	(6,700)	(13,576)	(28,907)

Income (loss) before income tax	(1,004,617)	120,279	(3,782,384)	805,901
Income tax expense (benefit)	(374,109)	44,487	(1,373,436)	298,697

Net income (loss)	$(630,508)	$75,792	$(2,408,948)	$507,204

Earnings (loss) per share to common stockholders:

Basic	$(6.78)	$0.87	$(25.92)	$5.79
Diluted	$(6.78)*	$0.86	$(25.92)*	$5.78

Dividends per share	$0.16	$0.16	$0.64	$0.64

Shares attributable to common stockholders:
Unrestricted common shares outstanding	92,992	85,679	92,992	85,679
Diluted common shares	92,992	85,773	92,992	85,810

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	N/A*	87,601	N/A*	87,601
Fully diluted shares	N/A*	87,695	N/A*	87,732

Comprehensive income (loss):
Net income (loss)	$(630,508)	$75,792	$(2,408,948)	$507,204
Other comprehensive income (loss):
Change in fair value of investments, net of tax	138	52	(661)	(87)
Total comprehensive income (loss)	$(630,370)	$75,844	$(2,409,609)	$507,117

*	Due to the net loss, shares of 94,829, which include participating securities, are not considered in the loss per share calculation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$(630,508)	$75,792	$(2,408,948)	$507,204
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Impairment of oil and gas properties	965,348	—	3,716,883	—
Depreciation, depletion, amortization and accretion	161,768	219,536	788,044	816,103
Deferred income taxes	(373,882)	44,083	(1,388,146)	298,293
Stock compensation	4,679	4,126	19,559	15,001
(Gain) loss on derivative instruments	(9,278)	(12,722)	(11,246)	(3,762)
Settlements on derivative instruments	—	13,656	—	7,641
Changes in non-current assets and liabilities	6,887	(567)	23,230	(2,440)
Amortization of deferred financing costs and other, net	712	(1,444)	4,206	(3,828)
Changes in operating assets and liabilities:
Receivables, net	34,916	27,958	186,699	(35,133)
Other current assets	8,320	682	37,954	(25,428)
Accounts payable and other current liabilities	(54,008)	(23,705)	(276,735)	45,714
Net cash provided by operating activities	114,954	347,395	691,500	1,619,365
Cash flows from investing activities:
Oil and gas expenditures	(208,015)	(477,321)	(979,044)	(2,108,250)
Sales of oil and gas assets	1,510	(1,729)	39,853	449,981
Sales of other assets	121	235	1,178	8,413
Other capital expenditures	(12,507)	(13,827)	(70,592)	(90,611)
Net cash used by investing activities	(218,891)	(492,642)	(1,008,605)	(1,740,467)
Cash flows from financing activities:
Net bank debt borrowings	—	—	—	(174,000)
Proceeds from other long-term debt	—	—	—	750,000
Proceeds from sale of common stock	—	—	752,100	—
Financing and underwriting fees	(1,970)	—	(24,633)	(11,616)
Dividends paid	(15,070)	(13,917)	(58,281)	(53,849)
Proceeds from exercise of stock options and other	1,047	1,369	21,439	11,898
Net cash provided by (used in) financing activities	(15,993)	(12,548)	690,625	522,433
Net change in cash and cash equivalents	(119,930)	(157,795)	373,520	401,331
Cash and cash equivalents at beginning of period	899,312	563,657	405,862	4,531
Cash and cash equivalents at end of period	$779,382	$405,862	$779,382	$405,862

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	December 31,	December 31,
	2015	2014
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$779,382	$405,862
Receivables, net	225,398	412,108
Oil and gas well equipment and supplies	54,579	89,780
Deferred income taxes	—	13,475
Derivative instruments	10,745	—
Other current assets	7,826	10,579
Total current assets	1,077,930	931,804
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	15,546,948	14,402,064
Unproved properties and properties under development, not being amortized	440,166	759,149
	15,987,114	15,161,213
Less – accumulated depreciation, depletion, amortization and impairment	(12,710,968)	(8,257,502)
Net oil and gas properties	3,276,146	6,903,711
Fixed assets, net	230,009	211,031
Goodwill	620,232	620,232
Derivative instruments	501	—
Other assets, net *	38,468	41,691
	$5,243,286	$8,708,469
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$66,815	$138,051
Accrued liabilities	247,508	447,384
Revenue payable	95,744	190,892
Total current liabilities	410,067	776,327
Long-term debt *:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs	(14,380)	(16,824)
Long-term debt, net	1,485,620	1,483,176
Deferred income taxes	352,705	1,754,706
Other liabilities	197,216	193,628
Total liabilities	2,445,608	4,207,837
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 94,820,570 and 87,592,535 shares issued, respectively	948	876
Paid-in capital	2,762,976	1,997,080
Retained earnings	33,313	2,501,574
Accumulated other comprehensive income	441	1,102
	2,797,678	4,500,632
	$5,243,286	$8,708,469

*

At December 31, 2015, we adopted the Financial Accounting Standards Board's (FASB) Accounting Standards Update (ASU) No. 2015-03, Interest - Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs. The requirements are to be applied retrospectively to prior periods presented. These changes resulted in classifying debt issuance costs as a direct deduction from the carrying amount of the related debt liability (except for those related to revolving credit facilities), rather than as an asset. As of December 31, 2015 and 2014, other assets, net and long-term debt are reduced by $14,380 and $16,824, respectively.  The adoption of this ASU did not impact the Statement of Operations and Comprehensive Income (Loss) or the Cash Flow Statements.

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.co